Execution version

Exhibit 4.20(e)

SIDE LETTER NO. 4

To:	GRINDROD SHIPPING PTE. LTD.

as Borrower

IVS BULK CARRIERS PTE. LTD

IVS BULK OWNING PTE. LTD

IVS BULK 462 PTE. LTD.

IVS BULK 475 PTE. LTD.

UNICORN ATLANTIC PTE. LTD.

UNICORN BALTIC PTE. LTD.

UNICORN ROSS PTE. LTD.

UNICORN IONIA PTE. LTD.

IVS BULK 511 PTE. LTD.

IVS BULK 603 PTE. LTD.

IVS BULK 707 PTE. LTD.

UNICORN CASPIAN PTE. LTD.

IVS BULK 512 PTE. LTD.

IVS BULK 609 PTE. LTD.

IVS BULK 611 PTE. LTD.

IVS BULK 612 PTE. LTD.

as Owner Guarantors

GRINDROD SHIPPING HOLDINGS LTD.

as Corporate Guarantor

__30___ June 2020

Dear Sirs

Facility Agreement dated 8 May 2018 (as amended)

We refer to the facility agreement dated 8 May 2018, as amended and supplemented by a side letter dated 14 December 2018, a side letter no. 2 dated 28 June 2019 and a side letter no. 3 dated 16 April 2020 (the "Facility Agreement") and made between (i) Grindrod Shipping Pte. Ltd. as borrower (the "Borrower"), (ii) IVS Bulk Carriers Pte. Ltd, IVS Bulk Owning Pte. Ltd., IVS Bulk 462 Pte. Ltd., IVS Bulk 475 Pte. Ltd., Unicorn Atlantic Pte. Ltd., Unicorn Baltic Pte. Ltd., Unicorn Ross Pte. Ltd., Unicorn Ionia Pte. Ltd., IVS Bulk 511 Pte. Ltd., IVS Bulk 603 Pte. Ltd., IVS Bulk 707 Pte. Ltd., Unicorn Caspian Pte. Ltd., IVS Bulk 512 Pte. Ltd., IVS Bulk 609 Pte. Ltd., IVS Bulk 611 Pte. Ltd. and IVS Bulk 612 Pte. Ltd. as owner guarantors (the "Owner Guarantors"), (iii) Crédit Agricole Corporate and Investment Bank, DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) and Standard Chartered Bank (Singapore) Limited (formerly known as Standard Chartered Bank, Singapore Branch) as mandated lead arrangers, (iv) Crédit Agricole Corporate and Investment Bank and DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as coordination agents, (v) Crédit Agricole Corporate and Investment Bank as account bank, (vi) the financial institutions listed in Part B of Schedule 1 therein as original lenders (the "Lenders"), (vii) the financial institutions listed in Part B of Schedule 1 therein as original hedge counterparties, (viii) DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as facility agent (the "Facility Agent") and (ix) DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as security agent (the "Security Agent") relating to the refinancing of 16 ships owned by the Owner Guarantors.

We are writing to you in our capacity as Facility Agent and as Security Agent.

The Obligors have requested that certain amendments be made to the financial covenants set out in Clause 20 (Financial Covenants) of the Facility Agreement and clause 10 (Financial Covenants) of the Corporate Guarantor Guarantee.

The Finance Parties have agreed to accede to this request and this letter sets out the terms and conditions on which the Finance Parties agree, with effect on and from the Effective Date, to amend the terms of the Facility Agreement and the Corporate Guarantee.

1	Definitions and Interpretation

1.1	Definitions

(a)	Words and expression defined in the Facility Agreement shall have the same meanings when used in this letter unless otherwise defined or the context otherwise requires.

(b)	In this letter, unless the contrary intention appears:

"Effective Date" means the date on which the conditions in Clause 2.3 (Conditions precedent) are satisfied.

1.2	Application of construction provisions of Facility Agreement

Clause 1.2 (Construction) of the Facility Agreement applies to this letter as if it were expressly incorporated in it with any necessary modifications.

1.3	Designation as a Finance Document

The Borrower and the Facility Agent designate this letter as a Finance Document.

1.4	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party to this letter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this letter.

2	Agreement of the FINANCE Parties and conditions precedent

2.1	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this letter, to amend the financial covenants set out in clause 20 (Financial Covenants) of the Facility Agreement and clause 10 (Financial Covenants) of the Corporate Guarantor Guarantee as set out in this letter.

2.2	Effective Date

The agreement of the Finance Parties contained in Clause 2.1 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

2.3	Conditions precedent

(a)	The Effective Date cannot occur unless the Facility Agent has received (or on the instructions of all of the Lenders, waived receipt of) all of the following documents and other evidence in form and substance satisfactory to the Facility Agent on or before 30 June 2020 or such later date as the Facility Agent may agree with the Borrower:

(i)	a certificate of each Obligor signed by a director certifying that the documents provided by that Obligor pursuant to Schedule 2 Part A paragraphs 1.1 to 1.3 (inclusive) of the Facility Agreement or (in the case of the Corporate Guarantor) Schedule 2 Part D paragraphs 1.1 to 1.3 (inclusive) of the Facility Agreement have not been amended or modified in any way since the last date of their delivery to the Facility Agent and that all such documents remain correct, complete and in full force and effect as at a date no earlier than the date of this letter;

(ii)	a duly executed original of this letter; and

(iii)	receipt by the Facility Agent of an amendment fee of $15,000 for each Lender ($45,000 in total) for distribution amongst the Lenders.

(b)	The Facility Agent shall notify the Borrower and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in paragraph (a) above.

(c)	Other than to the extent that the Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (b) above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

3	Specific amendments to the finance Documents

3.1	Amendments to the Facility Agreement

With effect from the Effective Date, the Facility Agreement shall be amended as follows:

(a)	by adding the following new definitions to clause 1.1 (Definitions) of the Facility Agreement:

""Sankaty" means Sankaty European Investments III, S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg having its registered office at 4, rue Lou Hemmer, L-1748, Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-183.498.";

""Sankaty Facility" means the loan facility of up to $35,833,333 provided to the Borrower for the purpose of purchasing shares in IVS Bulk Pte. Ltd. pursuant to the financing agreement dated 13 February 2020 and made between (i) the Borrower as borrower (ii) the persons named from time to time therein as lenders and (iii) Sankaty as administrative agent and collateral agent.";

(b)	by replacing the full stop at the end of paragraph (a)(iii) of clause 19.2 (Financial statements) of the Facility Agreement with a semi-colon and by inserting the following new paragraph (a)(iv):

"(iv) as soon as they become available, but in any event no later than 10 November 2020, the unaudited consolidated management accounts of the Group for the period 1 January 2020 to 30 September 2020 (inclusive).";

(c)	by amending the reference in paragraph (b) of clause 19.2(b) (Financial statements) of the Facility Agreement from "(a)(i) to (a)(iii) above" to "(a)(i) to (a)(iv) above";

(d)	by deleting paragraph (a) of clause 19.3 (Compliance Certificate) of the Facility Agreement and replacing it with the following new paragraph (a):

"(a) The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a)(i) and (a)(ii) of Clause 19.2 (Financial statements), a Compliance Certificate setting out computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up and the Borrower shall provide a further Compliance Certificate with the management accounts delivered pursuant to paragraph (a)(iv) of Clause 19.2 (Financial statements), setting out computations as to compliance with paragraphs (a)(ii) and (iv) of Clause 20.1 (Financial Covenants) as at 30 September 2020.";

(e)	by replacing the full stop at the end of paragraph (i) of clause 19.5 (Information; miscellaneous) of the Facility Agreement with a semi-colon and by inserting the following new paragraph (j):

"(j) without limitation to the foregoing, such details as to the status of the sales of m.v.s "LEOPARD MOON", "LEOPARD SUN" and "IVS NIGHTJAR" as any Finance Party may request.";

(f)	by deleting paragraph (a)(ii) of clause 20.1 (Financial covenants) of the Facility Agreement and replacing it with the following new paragraph (a)(ii) of clause 20.1 (Financial covenants):

"(ii) Cash and Cash Equivalents are not less than, during the period from 1 January 2020 to 30 September 2020 (inclusive), $20,000,000 and, at all other times, $30,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 20.3 (Minimum Cash);"; and

(g)	by deleting the definition of Current Liabilities in clause 20.2 (Financial covenant definitions) of the Facility Agreement and replacing it with the following new definition of Current Liabilities:

""Current Liabilities" means the current liabilities of the Corporate Guarantor on a consolidated basis as stated in the Latest Accounts and determined in accordance with IFRS but excluding any adjustments made for IFRS 16 (and during the period from 1 January 2020 to 30 September 2020 (inclusive), additionally excluding any liabilities owed to Sankaty arising from the Sankaty Facility);".

3.2	Amendments to the Corporate Guarantee

With effect from the Effective Date, the Corporate Guarantee shall be amended as follows:

(a)	by replacing the full stop at the end of paragraph (c) of clause 9.2 (Financial statements) of the Corporate Guarantee with a semi-colon and by inserting the following new paragraph (d):

"(d) as soon as they become available, but in any event no later than 10 November 2020, the unaudited consolidated management accounts of the Group for the period 1 January 2020 to 30 September 2020 (inclusive).";

(b)	by deleting paragraph (a) of clause 9.3 (Compliance Certificate) of the Corporate Guarantee and replacing it with the following new paragraph (a):

"(a) The Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 19.2 (Financial statements), a Compliance Certificate setting out computations as to compliance with Clause 10 (Financial Covenants) as at the date as at which those financial statements were drawn up and the Guarantor shall provide a further Compliance Certificate with the management accounts delivered pursuant to paragraph (d) of Clause 9.2 (Financial statements), setting out computations as to compliance with paragraph (b) of Clause 10.1 (Financial Covenants) as at 30 September 2020.";

(c)	by deleting paragraph (b) of clause 10.1 (Financial covenants) of the Corporate Guarantee and replacing it with the following new paragraph (b) of clause 10.1 (Financial covenants):

"(b) Cash and Cash Equivalents are not less than, during the period from 1 January 2020 to 30 September 2020 (inclusive), $20,000,000 and, at all other times, $30,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 20.3 (Minimum Cash) of the Facility Agreement;"; and

(d)	by adding a new un-numbered paragraph at the end of clause 10.1 (Financial covenants) of the Corporate Guarantee:

"In the event of any inconsistency between the financial covenants set out in this Clause 10.1 (Financial covenants) and the financial covenants set out in clause 20.1 (Financial covenants) of the Facility Agreement, the financial covenants in the Facility Agreement shall prevail.".

4	Representations

4.1	Facility Agreement representations

Each Obligor makes the representations and warranties set out in clause 18 (Representations) of the Facility Agreement, as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter, by reference to the circumstances then existing on the date of this letter.

4.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter, by reference to the circumstances then existing on the date of this letter.

5	Amendments to Finance Documents

5.1	Amendments to Finance Documents

With effect on and from the Effective Date the Facility Agreement and each other Finance Document shall be, and shall be deemed by this letter to be, amended as follows:

(a)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this letter; and

(b)	by construing references throughout to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Document as amended and supplemented by this letter.

5.2	Finance Documents to remain in full force and effect

(a)	The Finance Documents shall remain in full force and effect as amended and supplemented by such further or consequential modifications as may be necessary to give full effect to the terms of this letter.

(b)	Except to the extent expressly waived by the amendments effected by this letter, no waiver is given by this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

5.3	Obligor Confirmation

By its countersignature of this letter, each Obligor:

(a)	confirms its acceptance of the amendments effected by this letter;

(b)	agrees that it is bound as an Obligor;

(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(d)	if it is the Corporate Guarantor or an Owner Guarantor confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Facility Agreement as amended and supplemented by this letter; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this letter.

5.4	Security confirmation

By its countersignature of this letter, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this letter;

(b)	the obligations of the relevant Obligors under the Facility Agreement as amended and supplemented by this letter are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents

6	Further Assurance

6.1	Further assurance

Each Obligor shall (and shall procure that each other Transaction Obligor will) promptly, and in any event within the time period specified by the Facility Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Facility Agent may specify (and in such form as the Facility Agent may require in favour of the Facility Agent or its nominee(s)) to implement the terms and provisions of this letter.

6.2	Additional corporate action

At the same time as a Transaction Obligor delivers to the Facility Agent or Security Agent any document executed under this Clause 7 (Further Assurance), that Party shall deliver to the Facility Agent or Security Agent as applicable a certificate signed by two of that Party's directors or officers which shall:

(a)	set out the text of a resolution of that Party's directors specifically authorising the execution of the document specified by the Facility Agent or the Security Agent as applicable; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Party's articles of association or other constitutional documents.

7	Costs and Expenses

Clause 16.2 (Amendment costs) of the Facility Agreement, as amended and supplemented by this letter, applies to this letter as if it were expressly incorporated in it with any necessary modifications.

8	Notices

Clause 36 (Notices) of the Facility Agreement, as amended and supplemented by this letter, applies to this letter as if it were expressly incorporated in it with any necessary modifications.

9	Counterparts

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

10	Governing Law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	Enforcement

11.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute regarding the existence, validity or termination of this letter or any non-contractual obligation arising out of or in connection with this letter) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Obligors will not argue to the contrary.

(c)	This Clause 11.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Service of process

Each Obligor irrevocably appoints Grindrod Shipping Services UK Ltd, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this letter.

This letter has been entered into on the date stated at the beginning of this letter.

Yours faithfully

/s/Domenik Nizet	Domenik Nizet	/s/Willie Toh	Willie Toh
	Senior Vice President		Vice President

For and on behalf of
DVB BANK SE
as Facility Agent

/s/Domenik Nizet	Domenik Nizet	/s/Willie Toh	Willie Toh
	Senior Vice President		Vice President

For and on behalf of
DVB BANK SE
as Security Agent

We hereby acknowledge and agree to the terms of the above letter:

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
GRINDROD SHIPPING PTE. LTD.
as Borrower

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK CARRIERS PTE. LTD
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK OWNING PTE. LTD
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 462 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 475 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
UNICORN ATLANTIC PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
UNICORN BALTIC PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
UNICORN ROSS PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
UNICORN IONIA PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 511 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 603 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 707 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
UNICORN CASPIAN PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 512 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 609 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 611 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
IVS BULK 612 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
GRINDROD SHIPPING HOLDINGS LTD.
as Corporate Guarantor

Page 12 of 12